EXHIBIT 99.1

Hallador Energy Closes $120 Million Senior Secured Credit Facilities

TERRE HAUTE, Ind., March 10, 2026 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”) today announced that on March 5, 2026, the Company closed a $120 million Senior Secured Credit Agreement (the “Credit Agreement”) maturing on March 5, 2029, consisting of a $75 million revolving credit facility and a $45 million delayed draw term loan facility (collectively, the “Facilities”). The Company expects to use borrowings under the Facilities to refinance its prior credit facility and provide working capital.  The Company also benefits by extending the Company’s debt maturity profile and enhancing overall liquidity. Borrowings may also be used to support strategic growth initiatives and for general corporate purposes.

The revolving credit facility includes a $25 million sub-facility for letters of credit and a $10 million swingline sub-facility, and an accordion feature whereby the Company may request up to $25 million of additional incremental commitments, subject to certain conditions set forth in the Credit Agreement. The delayed draw term loan facility becomes available upon the Company satisfying certain conditions set forth in the Credit Agreement.

Texas Capital Bank arranged the transaction and serves as administrative agent, swingline lender and letter of credit issuer. Old National Bank acted as joint lead arranger and letter of credit issuer, and First Financial Bank, N.A. participated as a lender in the financing. In connection with entering into the new Credit Agreement, the Company provided notice to terminate its prior credit agreement with PNC Bank, National Association, effective March 5, 2026.

"We are pleased with the continued improvement in our debt structure, which reflects the underlying strength of our balance sheet and the markets' confidence in our long-term strategy,” said Brent Bilsland, President and Chief Executive Officer. “As we enter this next phase of growth, we want to express our appreciation for the cooperation and support of our lending group. We are particularly excited to welcome Texas Capital Bank as a new partner in our syndicate and look forward to working together as we continue to execute our long-term strategy. We also thank the teams at Old National Bank and First Financial Bank for their continued commitment and support."

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "guidance," "target," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved.  Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2024, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces energy and provides accredited capacity at its one Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at http://www.halladorenergy.com/.

Company Contact

Todd E. Telesz

Chief Financial Officer

TTelesz@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com